Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 30, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Tenaris’ Annual Report on Form 20-F for the year ended December 31, 2009. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Buenos Aires, Argentina

January 18, 2011

PRICE WATERHOUSE & CO. S.R.L.

by	/s/ Diego Niebuhr (Partner)
Diego Niebuhr